Exhibit 99.1

ICHOR HOLDINGS, LTD. ANNOUNCES PRELIMINARY UNAUDITED REVENUE AND EARNINGS FOR FIRST QUARTER AND GUIDANCE FOR SECOND QUARTER OF FISCAL YEAR 2017

FREMONT, CA., April 24th, 2017—(BUSINESS WIRE)—Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment, today announced its preliminary sales and earnings results for the first quarter. Ichor expects revenue of approximately $148.7 million, U.S. GAAP net income from continuing operations of approximately $13.0 million, non-GAAP adjusted net income from continuing operations of approximately $14.6 million, diluted earnings per share (“diluted EPS”) of $0.51, and non-GAAP adjusted diluted EPS of $0.57. Additionally, Ichor expects sales for the second quarter of the 2017 fiscal year to be in the range of $152 million to $162 million.

Three Months Ended
March 31, 2017
(in thousands, except share and per share amounts)
Reconciliation of U.S. GAAP to Non-GAAP Data (unaudited):
Net income from continuing operations	$12,952
Non-GAAP adjustments:
Amortization of intangible assets	1,795
Share-based compensation	344
Other non-recurring expenses	(500)
Tax adjustments related to non-GAAP adjustments	(24)
Tax benefit related to Ajax acquisition	—

Non-GAAP adjusted net income from continuing operations	$14,567

Non-GAAP adjusted diluted EPS (1)	$0.57
Shares used to compute U.S. GAAP and non-GAAP diluted EPS	25,640,089

(1)	Calculated by dividing non-GAAP adjusted net income from continuing operations by diluted shares outstanding.

Fiscal 2017 First Quarter Earnings Conference Call

Ichor will conduct a conference call to discuss its fiscal 2017 first quarter results and business outlook on May 11, 2017 at 1:30 p.m. Pacific time. After the close of the market on May 11th, Ichor will issue an earnings press release. The press release will be available on Ichor’s website at www.ichorsystems.com.

To listen to the conference call via the Internet, please visit the investor relations section of Ichor’s Web site at ir.ichorsystems.com. To listen to the conference call via telephone, please call 844-395-9251 (domestic) or 478-219-0504 (international), conference ID: 11540047.

A taped replay of the webcast will be available shortly after the call on Ichor’s website or by calling 855-859-2056 (domestic) or 404-537-3406 (international), conference ID: 11540047.

About Ichor

Ichor is a leader in the design, engineering and manufacturing of critical fluid delivery subsystems for semiconductor capital equipment. Our primary offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as electroplating and cleaning. We also manufacture certain components for internal use in fluid delivery systems and for direct sales to our customers. This vertically integrated portion of our business is primarily focused on metal and plastic parts that are used in gas and chemical systems, respectively. For more information, please visit Ichor’s website at: www.ichorsystems.com.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected sales, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements, including: (1) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (2) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (3) negotiating leverage held by our customers, (4) competitiveness and rapid evolution of the industries in which we participate, (5) risks associated with weakness in the global economy and geopolitical instability, (6) keeping pace with developments in the industries we serve and with technological innovation generally, (7) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (8) managing our manufacturing and procurement process effectively, (9) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, and (10) dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in Ichor’s filings with the Securities and Exchange Commission, including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of Ichor’s Annual Report on Form 10-K. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

Contact:

Maurice Carson, 510-897-5200

IR@ichorsystems.com

Source: Ichor Holdings, Ltd.